                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934


                                Date of Report:

                       (Date of earliest event reported)

                                 May 19, 1994


                              UJB FINANCIAL CORP.
               ------------------------------------------------
            (Exact name of registrant as specified in its charter)


NEW JERSEY                          1-6451                    22-1903313
- - --------------                 ---------------            -------------------
(State or other juris-           (commission                 (IRS Employer
diction of incorporation          File No.)               Identification No.)
or organization)


                      301 Carnegie Center, P.O. Box 2066,
                       Princeton, New Jersey 08543-2066
                 ---------------------------------------------
                   (Address of principal executive offices)

       Registrant's telephone number, including area code (609) 987-3200
                                                          --------------
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Item 5.   Other Information.
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        Registrant hereby voluntarily files this Current Report on Form 8-K for the purpose of reporting the following information:

        On May 19, 1994, Registrant, with assets of approximately $14.2 billion, and Palisade Savings Bank, FSB, a federally chartered stock savings association with assets of approximately $304 million ("PSB"), entered into an Agreement and Plan of Merger (the "Agreement") providing for the merger of PSB with and into an interim, federally-chartered stock savings association subsidiary of Registrant and the payment of $42,100,000 to U.S. Thrift Opportunity Partners, LP, the sole stockholder of PSB ("USTOP"), upon the satisfaction of the terms and conditions set forth in the Agreement, including the receipt of approvals from the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and USTOP.

Item 7.  Financial Statements and Exhibits.
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(c) Exhibits


Exhibit No.     Description
- - ----------      -----------

(2)B. Agreement and Plan of Merger, dated May 19, 1994, by and among Palisade Savings Bank, FSB, PSB Interim Bank, FSB and UJB Financial Corp.

(28)A.          Press release dated May 19, 1994
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                                   SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.


Date: June 1, 1994                       UJB FINANCIAL CORP.


                                         By: /s/ Dennis A. Williams
                                            -----------------------
                                              Dennis A. Williams
                                              Vice President
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                                 EXHIBIT INDEX
                                 -------------

EX. No.             Description
- - -------             -----------

(2)B. Agreement and Plan of Merger, dated May 19, 1994, by and among Palisade Savings Bank, FSB, PSB Interim Bank, FSB and UJB Financial Corp.

(28)A.              Press release dated May 19, 1994